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                                                                   Exhibit 10.33



                                    CONTRACT
                                       OF
                                    PURCHASE





                                     BETWEEN

                             SCHUCO INTERNATIONAL KG

                                       AND

                        JIANGSU LINYANG SOLARFUN CO. LTD
                              (CHINESE CHARACTERS)



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                              CONTRACT OF PURCHASE


This agreement (hereinafter referred as "CONTRACT") is made by and between:

SCHUCO INTERNATIONAL KG, a corporation organised and existing under the laws of Germany and having its principal place of business at Karolinenstra(beta)e 1-15, 33609 Bielefeld, Germany,

- hereinafter referred to as the "BUYER"-

and

JIANGSU LINYANG SOLARFUN CO. LTD. ((CHINESE CHARACTERS)), a company established and existing under the laws of the Peoples Republic of China, and having its principal place of business at 26th Floor, BM Tower, 218 Wusong Road, Shanghai, China 200080

- hereinafter referred to as the "SELLER"



This Contract of Purchase is made by and between the BUYER and the SELLER, whereby the BUYER intends to buy from the SELLER and the SELLER agrees to sell to the BUYER the below mentioned goods according to the terms and conditions stipulated below:


PREAMBLE

The SELLER owns extensive know-how with regard to the development and production of photovoltaic ingots, photovoltaic wafers, photovoltaic cells and photovoltaic modules.


The BUYER is a recognised leading company for the marketing and distribution of windows, doors, facades and solar systems.


The parties intent to enter into a long-term relationship with regard to the distribution of OEM photovoltaic modules.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto hereby covenant and agree as follows:


ARTICLE 1. CONTRACT PRODUCTS

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1.1  The SELLER agrees to sell to the BUYER and the BUYER agrees to buy from the
     SELLER the photovoltaic modules all of which are detailed in Appendix 1 to this CONTRACT (hereinafter referred to as the "CONTRACT PRODUCTS"). Modifications and enhancements of the CONTRACT PRODUCTS have to be offered under the terms and conditions of this CONTRACT to the BUYER. The CONTRACT PRODUCTS shall be distributed by the BUYER under the brand name "Schuco International KG" by the BUYER.

1.2 The SELLER guarantees the specifications of the CONTRACT PRODUCTS and its supplement as documented in Appendix 2.

1.3  The total delivery volume of the CONTRACT PRODUCTS and the delivery schedule is stipulated in Appendix 3.

1.4 Every CONTRACT PRODUCT has to be certified separately in accordance with the provisions set forth in the "DIN EN 61215-2 (IEC 61215-2)", "DIN EN 61230 (IEC 61230), "UL" and "Schutzklasse II". The certificates have to be exposed by "TUV Rheinland/Berlin-Brandenburg", the "VDE Pruf- und Zertifizierungsinstitut" and the "Underwriters Laboratories UL". Whenever the BUYER requires the certificates to be exposed by other certifying authorities than the above mentioned, the certificates have to be accepted by the SELLER separately in written form, and vice versa. A high quality copy (600 dpi colour scan) of every certificate has to be transferred from the SELLER to the BUYER for free usage in documents, catalogues and other printed or electronic documents. At the end of the validity period of the certificate the SELLER has to provide automatically a new certificate to the BUYER issued by the above-mentioned authority.

1.5 The BUYER applies for the OEM certification process and the SELLER will support the BUYER in any case and question for this certification process. However, in case the OEM certification process can not be fulfilled or can not be passed at the certification institution due to technical and material problems caused by the SELLER of the OEM modules latest 5 months after the date of signing of this CONTRACT, both parties shall find out the problem solving solution based on a long-term corporation relationship. If a mutual agreement can not be found while this problem solving, the BUYER has the right to ship back the total amount of CONTRACT PRODUCTS on the SELLER's costs and the SELLER shall be liable to reimburse the BUYER all his expenses including the purchasing price of the respective contractual year.


ARTICLE 2. DELIVERY AND TRANSFER OF TITLE

2.1 The SELLER shall deliver the CONTRACT PRODUCTS to the BUYER and transfer the title of the CONTRACT PRODUCTS.

2.2 The SELLER undertakes to deliver the CONTRACT PRODUCTS on a Cost, Insurance and Freight paid named port of destination in Europe (CIF) basis (INCOTERMS
     2000). The port of destination shall be specified by the BUYER.

2.3 If requested by the BUYER, other port of destinations within Europe (e.g. Spain, France) and within the USA shall be used for shipments, the BUYER will inform upfront the SELLER about the respective port of destination.

2.4 Deliveries of the CONTRACT PRODUCTS shall be affected in accordance with the delivery schedule specified in Appendix 3. Additional quantities of CONTRACT PRODUCTS shall be delivered in accordance with agreement in

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     written form to be made by both parties. All interpretation of the delivery terms shall be in accordance with the INCOTERMS 2000.


ARTICLE 3. PRICE AND TERMS OF PAYMENT

3.1 The individual deliveries of the Contract Products shall be made at the price listed in Appendix 4. The price listed in Appendix 4 does not include VAT and is based on CIF (see Article 2.2).

3.2 The SELLER and the BUYER agree upon a yearly fixed pricing model -- see Appendix 4.


ARTICLE 4. PAYMENT

4.1 The payment shall be made as a Quarterly Irrevocable Letter of Credit at Sight (LC). Partial shipment shall be allowed, place of expiry
Bielefeld,/Germany and documents presentation period of 15 days after issue of the bill of lading.

4.2 The price is agreed in Euro according to the price stated in Appendix 4.


ARTICLE 5. SHIPPING DOCUMENTS

The SELLER shall submit to the BUYER with each delivery:

a) Full set of freight documents and bill of lading, blank endorsed marked freight prepaid, consignee:


          Schueco International KG

          Karolinenstrasse 1-15

          33609 Bielefeld / Germany



          notified party:

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          Schueco International KG
          Mr. Alexander Klein
          Karolinenstrasse 1-15
          33609 Bielefeld

          Germany

          Tel.:  +49 521 783 131

          Fax.: +49 521 783 95 0131

          Mail.: aklein@schueco.com


b)   Signed original commercial invoice in threefold

c)   Signed packing list in threefold

d) Certificate of Country of Origin issued by the SELLER (1 original, 3 copies)

e)   Inspection report issued and signed by the BUYER


ARTICLE 6. EXAMINATION AND NOTICE OF LACK OF CONFORMITY


6.1 The BUYER shall inspect and examine the CONTRACT PRODUCTS as required by German law and in so doing check every delivery in every respect for any obvious lack of conformity with the terms and conditions set forth in this contract.

6.2 The BUYER shall notify the SELLER immediately in writing, but not later than 14 calendar days after the receipt of the CONTRACT PRODUCTS, in case of any obvious lack of conformity or damage of the CONTACT PRODUCTS.

6.3 Following due notice of any obvious lack of conformity or damage, the BUYER can rely on the remedies provided by law. In the event of notice not having been properly given according to Art. 6.1 and Art. 6.2, the BUYER may only rely on the remedies if the SELLER has fraudulently concealed the lack of conformity with the contract.


ARTICLE 7. WARRANTY AND GUARANTEE

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The German legal statute with regard to warranty is to be applied. The warranty period is five years. Furthermore the Seller agrees to provide to the Buyer an additional guarantee as specified in Appendix 5.


ARTICLE 8. FORCE MAJEURE

8.1 If either of the parties to the contract is prevented from executing the contract by cases of Force Majeure such as war, serious fire, flood, typhoon and earthquake, etc., the time for execution of the contract shall be extended by a period equal to the effect of those causes. An event of a Force Majeure means the event that the parties could not foresee at the time of conclusion of the contract and its occurrence and consequences can not be avoided and can not be overcome.

8.2 The prevented party shall notify the other party by cable, fax or telex within the shortest possible time of the occurrence of the Force Majeure event and within fourteen (14) days thereafter send by express mail or registered airmail to the other party, a certificate for evidence issued by the relevant authorities for confirmation. Should the effect of a Force Majeure continue for more than ninety (90) consecutive days, both parties shall reach an agreement concerning the further execution of the contract through friendly negotiation and reach an agreement within a reasonable time.


ARTICLE 9. DURATION -- TERMINATION

9.1 This contract shall become effective at the 1st October 2007 9.2 The contract shall be terminated without notice at the 31st December 2010.


ARTICLE 10. EARLY TERMINATION

10.1 Either party shall have the right to terminate this CONTRACT immediately by giving written notice to the other if any one of the following events shall occur:

     (a)  insolvency, bankruptcy, liquidating or dissolution of a party;
     (b) institution of any proceeding against a party under the provisions of any insolvency or bankruptcy law or any laws for the relief of debtors;
     (c) appointment of a trustee, receiver, administrator or liquidator over any of a party's assets or property;
     (d) issuance of an order for the attachment of a party's assets or property;
     (e)  general assignment by a party for the benefit of its creditors; and

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     (f)  any material adverse change in financial conditions of a party which may, in reasonable opinion of the other party, jeopardize further performance of this CONTRACT


10.2 In the event of early termination caused by the aforementioned Article 10.1, all accounts payable by the BUYER to the SELLER for the CONTRACT PRODUCTS delivered under this CONTRACT shall, upon the SELLER's declaration, become immediately due any payable in cash in full.


ARTICLE 11. NOTICES

All notices provided for under this contract of sale shall be communicated as follows;

11.1 From the BUYER to the SELLER

For airmail :       26th Floor, BM Tower, 218 Wusong Road, Shanghai, China
                    200080

For telephone:      +86-21-6307-0222
For telefax :       +86-21-6393-3099

11.2 From the SELLER to the BUYER

For airmail :       Karolinenstra(beta)e 1-15, D-33609 Bielefeld, Germany
For telephone:      +49-521-783-131
For telefax :       +49-521-783-95 0131


ARTICLE 12. GOVERNING LAW

This CONTRACT OF PURCHASE shall be governed by and all questions arising therefrom shall be construed in accordance with the United Nations Convention on Contracts for the International Sale of Goods (CISG) and the Laws of Switzerland Where standard terms of business are used the INCOTERMS 2000 of the International Chamber of Commerce (ICC) apply. For Letter of Credit (LC) the International Chamber of Commerce (ICC) Uniform Customs and Practice for Documentary Credits at the current issue applies.


ARTICLE 13. ARBITRATION

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13.1 Should any difference of the dispute at any time arise out of this contract, the parties shall make every effort to settle the problem amicably by mutual agreement.

13.2 Any disputes arising out of or in connection with this agreement shall be finally settled in accordance with the Rules of the China International Economic and Trade Arbitration Commission (CIETAC) by three arbitrators appointed in accordance with these rules. The place of arbitration is Beijing. Proceedings shall be in English language. The arbitration award shall be final and binding on both parties hereto.

13.3  The cost of the arbitration shall be borne by the losing party.


ARTICLE 14. MISCELLANEOUS

14.1 Amendments to this contract and its appendices shall require written form.
14.2 If provisions of this contract should be or become partly or wholly void, the remaining conditions will continue to apply. The parties are bound to replace the void provision or the void part of the provisions by a legally valid arrangement, which comes as close as possible to the commercial meaning and purpose of the void provision or the void part of the provision.
14.3 This CONTRACT and all notices, demands, requests, statements or other communications to be made or given by either party thereto shall be in the English language.
14.4 Neither party shall assign, transfer or otherwise dispose of this CONTRACT or any of his rights, interest or obligations hereunder without the prior written consent of the other party.
14.5 Requirements on commercial invoices are given in Appendix 6. The SELLER has to set up commercial invoices covering all details specified in Appendix 6.

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The contract of sale has been issued in duplicate by two identical copies, whereof each contractual partner is provided with one copy.

IN WITNESS WHEREROF, the parties hereto have signed this contract at to be added

SIGNED FOR AND ON BEHALF OF

THE BUYER                                   THE SELLER



/s/ Dirk U. Hindrichs                       /s/ Yonghua Lu
--------------------------                  --------------------------
DIRK U. HINDRICHS                           YONGHUA LU
PRESIDENT AND CEO                           CHAIRMAN AND CEO
SCHUCO INTERNATIONAL KG                     SOLARFUN POWER HOLDINGS CO. LTD.



Enclosures:

Appendix 1: List of the CONTRACT PRODUCTS

Appendix 2: Specification of the CONTRACT PRODUCTS

Appendix 3: Volume and shipment schedule of the CONTRACT PRODUCTS

Appendix 4: Pricing of the CONTRACT PRODUCTS

Appendix 5: Product WARRANTEE

Appendix 6:  Requirements on Commercial Invoices

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